Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS
May 15, 2009	OTCBB: LFVN
LIFEVANTAGE CORPORATION ANNOUNCES
3Q FY 2009 FINANCIAL AND OPERATING RESULTS
SAN DIEGO, California — LifeVantage Corporation (OTCBB: LFVN), maker of Protandim®, today announced results for its third quarter ended March 31, 2009. For the three month period ended March 31, 2009, the Company recorded net revenues of $0.7 million and a loss of $(3.1) million, or $(0.12) per share. For the three month period ended March 31, 2008, the Company recorded net revenues of $0.8 million and a loss of $(0.6) million, or $(0.03) per share.
For the nine month period ended March 31, 2009, the Company recorded net revenues of $2.5 million and a loss of $(3.8) million, or $(0.15) per share, of which approximately $1.5 million, or $0.06 per share consisted of non-cash expenses. Additionally, approximately $0.5 million, or $0.02 per share consisted of one-time expenses. This compares to net revenues of $2.4 million and a loss of $(1.3) million, or $(0.06) per share for the nine month period ended March 31, 2008.
LifeVantage President and CEO, David W. Brown, commented, “During the third quarter the Company has been preparing for our entry into network marketing. We successfully raised capital through a private offering in order to meet the increased expenditures we knew would be necessary to strengthen our infrastructure, increase inventories, develop new marketing tools and to recruit new distributors. The third quarter results reflect the costs of preparing the Company for significant anticipated growth, and we believe that the greatly increased interest in our Company reflects the fact that there is much excitement about the steps we have taken and the progress we’ve made.”
The Company also announced that on May 18, it will officially launch its new distributor compensation plan, as well as its highly anticipated new anti-aging skin cream, and will begin fulfilling the orders it has received, but not shipped or booked during this pre-launch period. Brown stated, “We have created impressive momentum. Approximately 2,000 distributors have already joined the Company, drawn by the science of our flagship product, Protandim®, the attractiveness of the business opportunity and the strength of our management team. We are attracting both distributors who have been tremendously successful in network marketing, as well as those who are entirely new to the industry and who are excited about the opportunity.”
Other significant developments in the past quarter include the retention of a country manager for Mexico and the filing for product registration in Mexico; the addition of internationally-known physicians, Dr. David Perlmutter and Dr. Arnold Leonard, to the Company’s Scientific Advisory Board; Emmy award-winning talk show host Montel Williams joined LifeVantage as an independent distributor; and a new peer reviewed study on Protandim® was released by Louisiana State University. Approximately 20 additional studies are being independently funded and conducted at academic institutions and research facilities across the nation.

A conference call will be held on Tuesday, May 19, 2009, at 2:00 p.m. MT (4:00 p.m. ET) to discuss its third quarter fiscal year 2009 financial and operating results and its launch into network marketing. Interested parties may listen to the call by dialing 1-877-941-2928. A replay of the call will be available by telephone until May 26, 2009, at 1-800-406-7325 passcode 4081184.
About Protandim®
Protandim® is a groundbreaking, clinically proven supplement that provides a substantial benefit to help with the challenge of healthy aging. This patented antioxidant therapy works in a very different way than conventional foods such as red wine, oranges, blueberries or other popular antioxidant supplements; as a result, according to Dr. Joe McCord, is much more effective than those products or foods in reducing oxidative stress. Protandim® works by increasing the body’s natural antioxidant protection at the cellular level, triggering cells to produce naturally occurring protective antioxidant enzymes such as superoxide dismutase (SOD), catalase, and glutathione synthase. Dr. McCord is a pioneer scientist in the field of oxidative stress and is on the Company’s Board of Directors.
A peer-reviewed human study showed that after Protandim® was taken for 30 consecutive days, the accumulation of lipid peroxidation products (a biochemical marker of aging) was decreased by an average of 40%, although that reduction may be not be typical for all those who consume the product. The study also reported that this important marker of aging was decreased after taking Protandim® to the level of a typical 20 year old. Protandim® is currently the subject of over 20 scientific studies at leading universities and research facilities. For more information, please visit www.LifeVantage.com or contact Jan Strode (619) 890-4040 or Jean Golden (612) 385-2324.
About LifeVantage Corporation
LifeVantage Corporation is a publicly traded (OTCBB: LFVN), science-based, natural products company, dedicated to helping people reach their health and wellness goals through science-based solutions to oxidative stress. Founded in 2003 and based in San Diego, CA, LifeVantage develops nutraceutical products, including Protandim®, that leverage the company’s expertise and that are intended to deliver significant health benefits to consumers. For more information, visit www.LifeVantage.com or contact Jan Strode (619) 890-4040 or Jean Golden (612) 385-2324.
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties including the risk that sales of our product may not continue at the levels discussed in this press release. These risks and uncertainties may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2008, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company, and the Company undertakes no obligation to revise or update these forward-looking statements.
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CONTACTS:
LifeVantage Corporation
Jan Strode, Investor Relations     Telephone: (619) 890-4040
Jean Golden, Investor Relations     Telephone: (612) 385-2324
Bradford Amman, CFO     Telephone: (303) 797-9977

LIFEVANTAGE CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2009	June 30, 2008
ASSETS
Current assets
Cash and cash equivalents	$1,312,793	$196,883
Restricted cash	770,000	—
Marketable Securities, available for sale	580,000	1,100,000
Accounts receivable, net	90,432	98,008
Inventory	457,083	104,415
Deferred expenses	—	72,049
Deposit with manufacturer	6,482	277,979
Prepaid expenses	38,612	124,049

Total current assets	3,255,402	1,973,383
Long-term assets
Marketable Securities, available for sale	145,000	—
Property and equipment, net	171,929	63,559
Intangible assets, net	2,194,478	2,270,163
Deferred debt offering costs, net	129,342	193,484
Deposits	48,263	48,447

TOTAL ASSETS	$5,944,414	$4,549,036

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Revolving line of credit and accrued interest	$325,146	$166,620
Accounts payable	899,465	139,803
Accrued expenses	779,428	338,268
Deferred revenue	—	510,765
Capital lease obligations	—	846
Equity escrow	770,000	—

Total current liabilities	2,774,039	1,156,302
Long-term liabilities
Convertible debt, net of discount	348,175	223,484
Derivative warrant liability	7,247,885	—

Total liabilities	10,370,099	1,379,786

Commitments and contingencies
Stockholders’ (deficit) equity
Preferred stock — par value $.001, 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock — par value $.001, 250,000,000 shares authorized; 38,250,402 and 24,766,117 issued and outstanding as of March 31, 2009 and June 30, 2008, respectively	38,250	24,766
Additional paid-in capital	14,091,899	17,902,840
Accumulated (deficit)	(18,555,834)	(14,758,356)

Total stockholders’ (deficit) equity	(4,425,685)	3,169,250

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$5,944,414	$4,549,036

The notes accompanying Form 10-Q are an integral part of these condensed consolidated statements.

LIFEVANTAGE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the nine months ended
	March 31,		March 31,
	2009	2008	2009	2008
Sales, net	$655,122	$783,946	$2,507,083	$2,387,677
Cost of sales	125,198	174,890	488,283	538,212

Gross profit	529,924	609,056	2,018,800	1,849,465

Operating expenses:
Marketing and customer service	1,019,739	357,990	1,826,608	1,021,111
General and administrative	1,885,630	702,404	2,896,456	1,606,926
Research and development	34,427	25,045	152,942	243,934
Depreciation and amortization	40,653	39,581	120,081	117,988

Total operating expenses	2,980,449	1,125,020	4,996,087	2,989,959

Operating (loss)	(2,450,525)	(515,964)	(2,977,287)	(1,140,494)

Other income and (expense):
Interest (expense), net	(148,935)	(88,692)	(319,319)	(164,647)
Change in fair value of derivative liability	(500,862)	—	(500,862)	—

Total other (expense)	(649,797)	(88,692)	(820,181)	(164,647)

Net (loss)	$(3,100,332)	$(604,656)	$(3,797,468)	$(1,305,141)

Net (loss) per share, basic and diluted	($0.12)	($0.03)	($0.15)	($0.06)

Weighted average shares outstanding, basic and fully diluted	25,973,085	22,464,168	25,165,481	22,349,282

The notes accompanying Form 10-Q are an integral part of these condensed consolidated statements.